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                                                                    EXHIBIT 23.3

The Board of Directors
KMC Telecom Holdings, Inc.:

    We consent to the inclusion of our report dated April 26, 1996 covering our audit of the combined statements of operations, redeemable and nonredeemable equity and cash flows of Kamine Multimedia Corp. and KMC Southeast Corp. for the year ended December 31, 1995 and to the reference of our firm under the heading "Experts" in the KMC Telecom Holdings, Inc. Prospectus and Registration Statement on Form S-4.

                                          /s/ KPMG Peat Marwick LLP

New York, New York
April 17, 1998